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              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]


                                           February 22, 2000


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, California 94063

     Re:  Tumbleweed Communications Corp.
          Post-Effective Amendment No. 1 to Form S-8 Registration Statement
          -----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the registration of 620,937 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger, dated as of November 18, 1999 (the "Merger Agreement"), by and among the Company, Keyhole Acquisition Corp., a Delaware corporation, and Worldtalk Communications Corporation, a Delaware corporation ("Worldtalk"), under Worldtalk's 1992 Stock Option Plan, Worldtalk's 1996 Equity Incentive Plan and Worldtalk's 1996 Directors Stock Option Plan (collectively, the "Plans").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 6, 1999 under the Act; (ii) the Company's Registration Statement on Form S-4 as filed with the Commission on December 7, 1999 under the Act; (iii) the Company's Post-Effective Amendment No. 1 to Form S-8 Registration Statement as proposed to be filed with the Commission under the Act (the "Amendment to Form S-8"); (iv) a specimen certificate representing the

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Tumbleweed Communications Corp.
February 22, 2000
Page 2


Common Stock; (v) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (vi) the Amended and Restated Bylaws of the Company, as presently in effect; (vii) the Merger Agreement; (viii) the Plans; and (ix) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

          We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under any of the Plans is consistent with the respective Plan and has been duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company

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Tumbleweed Communications Corp.
February 22, 2000
Page 3


for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares.

          Members of our firm are admitted to the bar in the State of California, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plans and the Merger Agreement, the Shares will be validly issued and, subject to any restrictions imposed by the Plans, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment to Form S-8. We also consent to the reference to our firm under the caption "Legal Matters" in the Amendment to Form S-8. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP